MEMORANDUM AGREEMENT

                                                               November 17, 2005

Parties

A. Terry E. Landa - Lender

B. TATS, a Limited Liability Company - Lender

C. Gregory Johnston - Guarantor

D. RVision, LLC - Debtor

E. Eagle Lake Incorporated - Accommodator

F. Howard S. Landa - Accommodator

1.       Terry E. Landa shall lend RVision $63,250 and TATS shall lend RVision
$25,000.

2.       Gregory Johnston shall guarantee repayment of those loans.

3. The $36,750 owed Howard S. Landa upon the receipt of the Raytheon receivable shall not be paid to Howard S. Landa, but rolled over to the Terry E. Landa loan which will then total $100,000.

4. The lenders may convert the principle amounts of the loan into equity via the private placement closing in connection with the consolidation of RVision, Custom Federal and Eagle Lake Incorporated.

5. Certain of the creditors of RVision will agree to a deferral of 30% of listed payments until after closing of the consolidation.

6. The parties shall cause an option to be granted to Terry E. Landa for 20,000 shares of RVision stock on the same terms as granted to William Crowell at closing of the consolidation.

7. The parties shall cause an option to be granted to TATS for 5,000 shares of RVision on the same terms granted to William Crowell at the closing of the consolidation.

/s/ Terry E. Landa                                /s/ Terrell W. Smith
Terry E. Landa                                    Terrell W. Smith for TATS

/s/ Gregory E. Johnston                           /s/ Gregory E. Johnston
Gregory Johnston                                  Gregory Johnston for RVision

/s/ Howard S. Landa                               /s/ Howard S. Landa
Howard S. Landa for Eagle Lake Incorporated       Howard S. Landa